                     SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, DC  20549

                                 __________

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                               April 23, 1995
                              (Date of Report)



                         Bankers Building Land Trust
             (Exact Name of Registrant as Specified in Charter)




         Illinois                       0-9086               36-6067489
- -----------------------------         ------------        ------------------
(State or Other Jurisdiction          (Commission         (IRS Employer
    of Incorporation)                 File Number)        Identification No.)


     AMCORE Bank N.A., Rockford
         501 Seventh Street
     Rockford, Illinois, Trustee                                61104
- -----------------------------------------                     ---------
(Address of Principal Executive Offices)                      (Zip Code)


Registrant's telephone number, including area code:  815-968-2241
                                                     ------------

ITEM 5.        OTHER EVENTS.


       Reference is made to Exhibit A attached hereto.















                            SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              Bankers Building Land Trust
                                              ---------------------------
                                                      (Registrant)

                                              By  AMCORE Bank N.A., Rockford
                                                  Trustee



Date April 23, 1995                               By /s/ Patricia N. Fong
     --------------                                 ----------------------------
                                                  Patricia N. Fong
                                                  Vice President and Trust
                                                  Officer

                                   EXHIBIT A







                            FOR IMMEDIATE RELEASE


      Chicago, April 23, 1996. AMCORE Trust Company, N.A., Rockford, Trustee of the Bankers Building Land Trust ("AMCORE"), today announced that the notice of lease termination previously delivered to the lessee of the property owned by the Trust has been suspended pending discussions with the lessee and its lender. Although the rent due on March 1, 1996 was paid by the lessee, expenses incurred by the Trust will result in a reduction of the June 1, 1996 distribution to certificate holders from $13.75 per certificate to $9.75 per certificate.

      It is likely that the Trust may be forced to incur additional expenses to protect the interests of the beneficiaries in connection with the property and the bankruptcy proceeding. While the Trustee is seeking reimbursement of these expenses, there is no assurance that these amounts will be paid. The September 1, 1996 distribution to certificate holders will reflect the status of those efforts. It is unlikely that the September 1, 1996 distribution amount will be less than the June 1, 1996 distribution.

      AMCORE plans to report to certificate holders as significant developments occur.